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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42981, and 333-41539) pertaining to National Energy Group, Inc.'s Employee Stock Purchase Plan and 1996 Incentive Compensation Plan and 1996 Individual Compensation Agreement, respectively, of our report dated March 13, 1998, with respect to the consolidated financial statements of National Energy Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




Dallas, Texas
March 24, 1998